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                                                                   EXHIBIT (c)



                       REGISTRATION RIGHTS AGREEMENT

    This Registration Rights Agreement dated as of October 10, 1997 (the "Agreement") is entered into by and among ATMI, INC., a Delaware corporation (the "Company"), and THE STOCKHOLDERS LISTED ON SCHEDULE 1 HERETO (the "Stockholders").

    1. Introduction. The Company, Advanced Technology Materials, Inc., Welk Acquisition Corporation and Lawrence (as defined in the Merger Agreement which is defined below), entered into an Agreement and Plan of Merger dated as of May 17, 1997, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of June 6, 1997 and that certain Second Amendment to Agreement and Plan of Merger dated as of July 30, 1997 (as amended, the "Merger Agreement"). At the Closing, as defined in the Merger Agreement, the Stockholders received an aggregate of 3,628,571 shares of common stock of the Company, par value $.01 per share (the "Company Common Stock"), in exchange for all of their Lawrence Shares, all in accordance with and subject to the provisions of the Merger Agreement. In satisfaction of one of the conditions to Closing set forth in the Merger Agreement, the Company and the Stockholders desire to provide hereunder for the registration of the Company Common Stock under the Securities Act upon the terms and conditions set forth herein.

    2. Certain Definitions. As used herein, unless the context clearly requires otherwise, the following terms have the meanings set forth below:

         Commission: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         Exchange Act: The Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor federal statute.

         Holder: Each initial holder of Registrable Securities and each assignee or transferee thereof which is assigned or transferred at least 20,000 shares of the Company Common Stock (as adjusted for stock dividends, stock splits, combinations, recapitalizations and similar events).

         Person: An individual, a corporation, an association, a general, limited or limited liability partnership, a limited liability company, an unincorporated organization, a business, a government or a political subdivision thereof or a governmental agency.

         Pooling Period: The period beginning at the Effective Time of the Merger and running through such time as financial results covering at least 30 days of combined operations of the Company and Lawrence (on a consolidated basis) shall have been published by the Company within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies, which the Company shall file as promptly as practicable following the Closing.

         Registrable Securities: (a) Any shares of the Company Common Stock received by the Stockholders under the Merger Agreement and (b) any securities issued or issuable with respect to such shares of the Company Common Stock by way of a stock dividend or stock split or in connection with a combination or reclassification of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Notwithstanding the foregoing, (i) any securities referred to in the preceding sentence which are registered on Form S-4 in connection with the Merger Agreement shall not be Registrable Securities for purposes of Section 3(a) hereof, and (ii) any particular Registrable Securities shall cease to be Registrable Securities when (x) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (y) they shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act.

         Registration Expenses:  As defined in Section 8 hereof.

         Securities Act: The Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such successor federal statute.

         Selling Expenses:  As defined in Section 8 hereof.

         All other capitalized terms not otherwise defined herein shall carry the same definition as under the Merger Agreement.

    3.   Required Registration.

    (a) If any Registrable Securities were issued to the Stockholders pursuant to the Merger Agreement without registration under the Securities Act, the Company shall use its reasonable best efforts to register Registrable Securities under the Securities Act for sale as follows:

         (i) the Company will register once, during each three-month period in the one-year period commencing on the Closing Date, that number of shares of Registrable Securities held by each such Stockholder that does not exceed, for each such three-month period, one percent (1%) of the then outstanding Company Common Stock; provided that the number of shares permitted to be sold in such three-month periods shall be cumulative, and any Stockholder that does not sell the full one percent (1%) in a given three-month period may cumulate the number

                                    -2-
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    of shares not so sold and sell such unsold shares in a subsequent three-
    month period;

         (ii) from the first anniversary of the Closing Date until the third anniversary of the Closing Date (as may be extended pursuant to Section 3(c) below), the Company will, upon a request from Stockholders holding at least 70% of the Registrable Securities initially issued pursuant to the Merger Agreement, register any Registrable Securities on Form S-3 (or any successor form) or, if such form is unavailable to the Company, on such other form as is available to the Company; provided each such request relates to the registration of shares having a market value of at least $5,000,000 if registered on Form S-1 or $1,000,000 if registered on Form S-3; and

         (iii) the Company shall use diligent efforts: (A) in the case of the first registration pursuant to Section 3(a)(i), to cause such registration statement to become effective under the Securities Act not later than the business day next following the expiration of the Pooling Period; (B) in the case of each other registration pursuant to Section 3(a)(i), to cause such registration statement to become effective under the Securities Act not later than the first day of each successive three-month period; and (C) in the case of the first registration requested pursuant clause (a)(ii) of this Section 3, if such request is delivered at least 45 days prior to the first anniversary of the Closing Date, to cause such registration statement to become effective under the Securities Act not later than the business day next following the first anniversary of the Closing Date.

    (b) If the Registrable Securities were issued to the Stockholders pursuant to a registration statement under the Securities Act, then, from the first anniversary of the Closing Date until the third anniversary of the Closing Date (as may be extended pursuant to Section 3(c) below), Stockholders holding at least 70% of the Registrable Securities initially issued pursuant to the Merger Agreement may request the Company to register up to 50% of the Registrable Securities issued to such Stockholders pursuant to the Merger Agreement on Form S-3 (or any successor form) or, if such form is unavailable to the Company, on such other form as is available to the Company; provided, however, that each such request relates to the registration of shares having a market value of at least $5,000,000 if registered on Form S-1 or $1,000,000 if registered on Form S-3; provided, further, however, that the maximum number of Registrable Securities which the Company is obligated to register for a Stockholder under this Section 3(b) shall be reduced to the extent that such Stockholder has sold Registrable Securities pursuant to Rule 145(d) or otherwise.

    (c)  No registration pursuant to Section 3(a)(i) or request made under
Section 3(a)(ii) or Section 3(b) shall require a registration statement requested therein to become effective (i) prior to the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering of the Company Common Stock being sold for the account of the Company if the Company shall have given written notice in the manner provided in Section 4 below of such registration statement to the

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Stockholders prior to the Company's obligation to register under Section
3(a)(i) or the receipt of a demand notice from the Holders pursuant to this
Section 3 and shall have thereafter pursued the preparation, filing and effectiveness of such registration statement with diligence (it being understood by such Stockholders that advance notice of the pendency of such registration may be material, non-public information); or (ii) if the Company shall furnish to the Stockholders a certificate signed by the President of the Company and prepared in good faith stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than sixty (60) days after receipt of the request for registration, which right may not be exercised by the Company on more than one occasion during any period of 12 consecutive months; provided, however, that if the obligation of the Company under Section 3(a)(i) is so suspended by the Company pursuant to clause (i) above, such suspension shall be effective only if the Stockholders are permitted to include in the registration statement filed by the Company, in addition to any shares included in such registration pursuant to Section 4 of this Agreement, no less than the number of shares which they would have been permitted to sell pursuant to Section 3(a)(i) during the period of such suspension and, if such Company registration involves an underwriting, any lock-up period requested by the managing underwriter. If the right of the Stockholders to request a registration is so suspended by the Company pursuant to clause (i) or (ii) above, then the periods specified in Sections 3(a)(ii) and 3(b) shall be increased by one day for each day such right is suspended.

    (d) Following receipt of any notice under this Section 3, the Company shall immediately notify all Stockholders from whom notice has not been received and shall use its reasonable best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting Stockholders, the number of Registrable Securities specified in such notice subject to the limitations specified in this Section 3 (and in all notices received by the Company from other Stockholders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the Stockholders holding a majority of the Registrable Securities to be sold in such offering, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Registrable Securities pursuant to Section 3(a)(i) on four occasions only, pursuant to Section 3(a)(ii) on two occasions only, and pursuant to
Section 3(b) on one occasion only; provided, however, that such obligation shall be deemed satisfied only when a registration statement, which covers all Registrable Securities specified in notices received as aforesaid and with respect to which the request for registration has not been withdrawn and provides for sale of such shares in accordance with the method of disposition specified by the requesting Stockholders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto; provided further, if, on any one occasion, the Stockholders exercise a demand right and subsequently inform the Company in writing that (i) they desire to withdraw such registration or (ii) they are unable to sell in excess of 50% of the Registrable Shares covered by such registration statement due to a deterioration in market conditions or other bona fide reason and the Stockholders reimburse the Company for all Registration Expenses incurred by the Company in connection with such terminated registration, then the Stockholders shall be deemed not to have exercised the demand right under this Agreement and shall be permitted to exercise such right in accordance with the terms of Section 3(a) of this Agreement on one additional occasion; and provided, further, that if such withdrawal or inability to sell in excess of 50% of such shares is due to the discovery by the Stockholders of a material adverse change in the condition, business or prospects of the Company as determined by the managing underwriter(s) of the related offering, if any, or by Stockholders holding at least 70% of the Registrable Securities proposed to be included in the registration, if there shall be no underwriters, from that known to any of the Stockholders at the time of their request and the Stockholders shall have withdrawn such request or terminated sales promptly following the disclosure by the Company of such material adverse change, then the Stockholders shall not be required to pay such expenses and shall retain their right to again request such registration in the future.

    (e) The Company shall be entitled, upon written notice to the Holders within 30 days after receipt of their request to effect a registration pursuant to this Section 3, to include in any registration statement referred to in this Section 3, for sale in accordance with the method of disposition specified by the requesting Stockholders, shares of Company Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Securities to be sold. In the event the Company exercises such right and includes shares in such registration statement equaling more than 50% of the shares included in such registration, such registration shall be deemed to be Company-initiated registration and the Holders shall not be deemed to have exercised a demand right under
Section 3.

    4.   Piggy-Back Registration.

    (a) Notice. If the Company at any time after the expiration of the Pooling Period proposes to register, other than pursuant to Section 3 hereof, any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of securityholders other than the Holders or both (except for registrations on Form S-4 or S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice to all Holders of its intention to do so and of the Holders' rights under this Section 4. Upon the written request of any such Holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of the Holder's Registrable Securities, the Company will cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder (in accordance with the Holder's written request) of such Registrable Securities so registered.

    (b) Underwriting. If (i) a registration described in this Section 4 involves an underwritten offering of the securities so being registered to be distributed (on a firm commitment basis) by or through one or more underwriters, (ii) the Registrable Securities so requested to be registered for sale for the account of the Holders are also to be included in such underwritten offering, and (iii) the managing underwriter of such underwritten offering shall inform the Company and the Holders by letter of its belief that the distribution of all or a specified number of the Registrable Securities requested to be included concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters, then the Company may, upon written notice to all Holders, reduce (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of the Registrable Securities requested to be included so that the resultant aggregate number of the Registrable Securities requested to be included that will be included in such registration shall be equal to the number of shares stated in such managing underwriter's letter; provided, however, that the priority in such registration shall be as follows: (i) first, securities offered for the account of the Company or, if such registration is for a securityholder exercising a contractual request for registration, then securities offered for the account of such securityholder, (ii) second, the Registrable Securities and the securities of other securityholders, if any, who are entitled by contract to have such securities included in such registration, pro rata based on the number of shares of Company Common Stock then held, and
(iii) third, all other securities proposed to be registered.

    (c) Other Matters. Notwithstanding the foregoing provisions, the Company may withdraw or delay any registration statement referred to in this
Section 4 without thereby incurring any liability to the Holders. Any such withdrawal or delay shall be without prejudice to the rights of the Holders under Section 3 hereof. No registration effected under this Section 4 shall relieve the Company of its obligations under Section 3 hereof.

    5. Termination of the Company's Registration Obligations. The Company's registration obligations under (i) Section 3 shall terminate three years after the Closing Date (subject to extension pursuant to Section 3(c) and the penultimate paragraph of Section 6) and (ii) Section 4 shall terminate five years after the Closing Date. In addition, the Company shall not be required to effect a registration pursuant to Section 3 or 4 hereof for any Holder desiring to participate in such registration or to maintain the effectiveness of any registration statement for any Holder who, in any such case, may then dispose of all of such Holder's shares of Registrable Securities pursuant to Rule 144 within the three-month period following such proposed registration; provided, however, no termination of the Company's registration obligations shall be deemed to affect the parties' obligations under Sections 8, 9 and 10 of this Agreement, which Sections shall survive the termination of such registration obligations.

    6. Registration Procedures. If and whenever the Company is required by the provisions of Section 3 or 4 to effect the registration of any Registrable Securities under the Securities Act, the Company shall, as expeditiously as possible and until the Company's registration obligations terminate pursuant to Section 5 hereof:

    (a) prepare and file with the Commission the requisite registration statement to effect such registration and thereafter use diligent efforts to cause each such registration statement to become and remain effective until the earlier of (A) the date on which all of the Registrable Securities covered by such registration statement have been disposed of by the Holder or Holders thereof in accordance with the intended methods of disposition thereof described in the registration statement (each Holder or Holders thereof hereby agreeing to inform the Company upon the completion of the disposition of their respective Registrable Securities); or (B) the expiration of the following periods: (i) in the case of any Holder, the period after which the Company's registration obligations terminate as to such Holder pursuant to Section 5 hereof; and (ii) in the case of a registration pursuant to Section 4 hereof, 180 days after the effective date of such registration statement (as the periods specified in clauses (i) and (ii) above may be extended pursuant to the penultimate paragraph of this
Section 6);

    (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the applicable period specified in Section 6(a) hereof and to comply during such period with the obligations of a registrant under the Securities Act (including, without limitation, provisions relating to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by the Holders set forth in such registration statement);

    (c) furnish to each Holder of Registrable Securities covered by such registration statement and each underwriter thereof, if any, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and of any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as such Holder and underwriter may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

    (d) use diligent efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Holder thereof and any underwriter thereof shall reasonably request, and to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 6(d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction (unless the Company is subject to service in such jurisdiction and except as may be required by the Securities Act);

    (e) upon request, furnish each Holder of Registrable Securities a signed counterpart, addressed to such Holder, of an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration statement includes an underwritten public offering, dated the date of closing under the underwriting agreement), with opinions of issuer's counsel with respect to corporate and securities and patent issues as customarily delivered in connection with public offerings;

    (f) promptly notify each Holder of Registrable Securities covered by such registration statement and each underwriter thereof, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event of which the Company has knowledge as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder or underwriter promptly prepare and furnish to such Holder or underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

    (g) otherwise use diligent efforts to comply with all applicable rules and regulations of the Commission, and make generally available (within the meaning of Section 11(a) of the Securities Act and the regulations thereunder) to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the regulations thereunder;

    (h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

    (i) use diligent efforts to list all Company Common Stock covered by such registration statement on each securities exchange on which any of the Company Common Stock is then listed or, if the Company Common Stock is not then listed on any national securities exchange but is included in Nasdaq or the Nasdaq National Market, use diligent efforts to have such Company Common Stock included in Nasdaq or the Nasdaq National Market, as the case may be; and

    (j) in connection with each such registration, give the Holders of Registrable Securities to be registered therein, their underwriters, if any, and up to one designated counsel and one designated accounting firm to represent the interests of such Holders, at the expense of such Holders, the reasonable opportunity to participate in the preparation prior to filing of the related registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto;

    (k) upon receipt by the Company of reasonable confidentiality agreements, make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to be available on a reasonable basis and cooperate with such parties' "due diligence" and to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement, provided that the Company may refrain from disclosing any proprietary or other information that is not material to the Company's financial condition or results of operations; and

    (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Company Common Stock included in such registration statement for sale in any jurisdiction, the Company will use diligent efforts promptly to obtain the withdrawal of such order.

    The Holders agree that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 6(f) hereof, the Holders will forthwith discontinue their disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Holders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(f) hereof and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Holders' possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the three-year and 180-day periods referred to in Sections 5 and 6(a) hereof, respectively, shall be extended by the length of the period from and including the date when each Holder of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such Holder has received the copies of the supplemented or amended prospectus contemplated by Section 6(f) hereof.

    In connection with each such registration, each Holder of Registrable Securities to be named in the registration statement shall furnish to the Company such information regarding such Holder and the proposed distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, and the delivery of such information shall be a condition precedent to the obligation of the Company to file any registration statement.

    7.   Underwritten Offerings.

    (a) Underwritten Offerings Requested by Holders. If requested by the underwriters for any underwritten offering by a Holder or Holders pursuant to a registration requested under Section 3 hereof, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, such Holder or Holders and the underwriters, and to contain such representations and warranties by the Company for the benefit of the underwriters and the Holders and such other terms as are customarily contained in an underwriting agreement with respect to such an offering, including, without limitation, representations and warranties by the Company to the underwriters, provisions regarding the delivery of opinions of counsel, a "cold comfort" letter and updates thereof and other closing certificates and documents, in each case as customarily included in underwritten public offerings, and indemnities substantially to the effect and to the extent provided in Section 9 hereof. Such Holder or Holders will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof; provided, however, that nothing herein contained shall diminish the foregoing obligations of the Company. Such Holder or Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement, which may contain representations and warranties of the Holders for the benefit of the underwriters and the Company as are usual and customary and may require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder or Holders.

    (b) Underwritten Piggy-Back Offerings. The Holder or Holders of Registrable Securities to be distributed by an underwritten offering described in Section 4 hereof shall be parties to the underwriting agreement between the Company and such underwriters and may require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder or Holders. No such Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of distribution customarily given to underwriters and any other representation required by law.

    8. Expenses. All expenses incurred by the Company in complying with Sections 3, 4, 6 and 7 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, reasonable fees and expenses of one counsel for the holders of Registrable Securities participating in such registration (not to exceed $25,000 for all registrations pursuant to Section 3(a)(i) hereof, each registration pursuant to Section 4 hereof, and each registration pursuant to Sections 3(a)(ii) and 3(b) hereof), fees and expenses incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, and costs of insurance, but excluding any Selling Expenses, are herein called

"Registration Expenses." All underwriting discounts, brokerage fees and selling commissions applicable to the sale of Registrable Securities by a Holder or Holders are herein called "Selling Expenses."

    The Company will pay all Registration Expenses in connection with any registration pursuant to this Agreement. All Selling Expenses in connection with each such registration shall be borne by the participating Holders in proportion to the number of shares of Registrable Securities sold by each, or as such Holders may otherwise agree.

    9.   Indemnification.

    (a) Indemnification by the Company. In the event of any registration, qualification or compliance effected pursuant to Sections 3 or 4 hereof, the Company shall indemnify and hold harmless the Holder of any Registrable Securities covered by such registration statement, its directors and officers and affiliates, if any, each underwriter of such Registrable Securities thereunder, if any, each broker, dealer, or similar person acting on behalf of any such Holder, and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act (each a "Company Indemnitee" and collectively the "Company Indemnitees"), in each case, against any losses, claims, damages or liabilities, joint or several, to which such Company Indemnitee may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any breach of any representation, warranty, agreement or covenant of the Company contained in the underwriting agreement covering the public offering of such Registrable Securities or untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Sections 3 or 4, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any other document incident to any such registration, qualification or compliance, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse such Company Indemnitee for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case if and to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such document in reliance upon and in conformity with written information furnished to the Company by such Company Indemnitee, specifically for use in such document; and provided further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) or in the prospectus subject to completion and term sheet under Rule 434 of the Securities Act, which together meet the requirements of Section 10(a) of the Securities Act (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any such seller, any such underwriter or any such controlling person, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act, but only if the Company had previously furnished a sufficient number of copies of the Final Prospectus to such seller for distribution to any underwriter or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, director, officer, underwriter or controlling person, shall survive the transfer of such securities by any Holder or underwriter, and shall be in addition to any liability which the Company may otherwise have.

    (b) Indemnification by the Holders. In the event of any registration, qualification or compliance effected pursuant to Sections 3 or 4 hereof, each Holder selling Registrable Securities pursuant thereto shall indemnify and hold harmless the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, each underwriter, if any, and each person who controls any of the foregoing persons within the meaning of the Securities Act (each a "Holder Indemnitee" and collectively the "Holder Indemnitees"), in each case, against any losses, claims, damages or liabilities, joint or several, to which a Holder Indemnitee may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any breach of any representation, warranty, agreement or covenant of such Holder contained in the underwriting agreement covering the public offering of such Registrable Securities or (ii) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Sections 3 or 4, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any other document incident to any such registration, qualification or compliance, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Holder Indemnitee for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, but only to the extent that any such loss, claim, damage or liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Holder, as such, furnished in writing to the Company by such Holder specifically for use in such document; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of the Company, any controlling person or any underwriter, if the Company had an obligation under the Securities Act to deliver the Final Prospectus to the person or entity asserting the loss, liability, claim or damage and such Final Prospectus was not so furnished at or prior to the time such furnishing is required by the Securities Act; and provided, further, that, in the case of a registration pursuant to Section 3 or 4 hereof, in no event shall any indemnity by a seller under this Section 9(b) exceed the gross proceeds from the offering received by such seller. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, underwriter or controlling person, shall survive the transfer of such Registrable Securities by any such Holder or underwriter, and shall be in addition to any liability which any such Holder may otherwise have.

    (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding provisions of this Section 9, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding provisions of this Section 9, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, with respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party (which consent shall not be unreasonably withheld).

    (d)  Indemnification Payments.  The indemnification required by this
Section 9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

    (e) Contribution. If for any reason the indemnification provided for in the preceding provisions of this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or any action or proceeding in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying an indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or any action or proceeding in respect thereof) (i) as between the Company and the Holders on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holders on the one hand and the underwriters on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Holders on the one hand and of the underwriters on the other in connection with the statement or omissions which resulted in such losses, claims, damages or liabilities (or action or proceeding), as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Holders on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Holders on the one hand and of the underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Holders or by the underwriters. The relative fault of the Company on the one hand and of each Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Holder's obligation to contribute pursuant to this
Section 9 is several, and not joint, in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders.

    10. Rule 144. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

    (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

    (b) use diligent efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

    (c) furnish to a Holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act a copy of the most recent annual or quarterly report of the Company, and such other reports and documents previously filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration; and

    (d) in accordance with the Company's current practices, pay the fees and expenses of the Company's counsel in obtaining routine, appropriate opinions of counsel (to the effect that registration under Securities Act will or will not be required for any sale or transfer) if at any time or from time to time any holder desires to sell or otherwise transfer any or all of the Registrable Securities held by it pursuant to Rule 144 or Rule 145(d) under the Securities Act.

    11.  Lock-Up.

    (a) Company Lock-Up. The Company agrees not to effect any public sale or public distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 30-day period prior to and during the 90-day period beginning on the commencement date of any underwritten offering on behalf of the Holders (except pursuant to (i) registrations on Form S-8 or any successor form, (ii) registrations on Form S-4 or any successor form and (iii) as part of such underwritten registration, if permitted pursuant to Section 3(d)), unless the underwriters managing such offering otherwise agree; provided, however, that the foregoing 30-day and 90-day periods shall be extended to the extent requested by such managing underwriters, but not beyond a 60-day and 180-day period, respectively.

    (b) Holder Lock-Up. Each Holder agrees not to effect any public sale or other distribution of Company Common Stock, or any securities convertible into or exchangeable or exercisable therefor, during the 30-day period prior to (or if less, the period beginning on the date notice of such proposed offering is received) and during the

90-day period beginning on the commencement of any underwritten offering on the part of the Company of Company Common Stock being sold for the account of the Company (except pursuant to (i) registrations on Form S-8 or any successor form, (ii) registrations on Form S-4 or any successor form and
(iii) any part of such underwritten registration, if permitted pursuant to
Section 4(a)), unless the underwriters managing such offering otherwise agree; provided, however, that the foregoing 30-day and 90-day periods shall be extended to the extent requested by such managing underwriters, but not beyond a 60-day and 180-day period, respectively.

    12. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holders of at least seventy percent (70%) of the Registrable Securities initially issued pursuant to the Merger Agreement.

    13. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (if received during regular business hours; otherwise on the next business day) (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by certified mail or a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

    (a)         If to the Company:

                ATMI, Inc.
                7 Commerce Drive
                Danbury, Connecticut 06810-4169
                Attention:  President and CEO
                Facsimile: (203) 792-8040

                with a copy to:

                Frank J. Marco, Esq.
                Shipman & Goodwin LLP
                One American Row
                Hartford, CT 06103
                Facsimile:  (860) 251-5900


    (b)  If to a Holder, at the Holder's address as set forth on Schedule 1.

                with a copy to:
                Michael E. Pietzsch, Esq.

                Polese, Pietzsch, Williams & Nolan, P.A.
                2702 North Third Street, Suite 3000
                Phoenix, AZ  85004-4607
                Facsimile:  (602) 279-5107

    14.  Miscellaneous.

    (a) Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and assigns.

    (b) Headings. The headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning thereof.

    (c) Counterparts. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

    (d) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings with respect to such subject matter.

    (e) Singular and Plural Words; Gender. Unless the context otherwise requires, all words used herein in the singular shall include the plural, all words used herein in the plural shall include the singular, and all words used herein in any gender shall include all genders.

    (f) Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware without reference to the principles of conflicts of laws.

                       [The signature page follows.]

    IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first above written.


                             ATMI, INC.


                             By:  /s/ DANIEL P. SHARKEY
                                  ---------------------
                             Name:  Daniel P. Sharkey
                                    ------------------
                             Title: President, Treasurer, Secretary
                                    ----------------------------------------


                             STOCKHOLDERS:


                             /s/ LAMONTE H. LAWRENCE
                             -------------------------------------
                             Lamonte H. Lawrence

                             The Arizona State University Foundation


                             By: /s/ LONNIE L. OSTROM
                                -----------------------------

                             Name: Lonnie L. Ostrom
                                  ---------------------------

                             Title: President
                                   ----------------------------

                                 SCHEDULE 1


                                Stockholders







         Name:                    Initial No. of Registrable Securities

Lamonte H. Lawrence                               3,556,000
100 Sir Francis Drake Boulevard
Ross, CA 94957

The Arizona State University Foundation            72,571
707 South College
Tempe, AZ  85281